EXHIBIT 4.1
COMMON SHARES Pharmacy Benefits Manager
NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
CUSIP 63918l 30 2
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
SPECIMEN
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE $.001 PER SHARE, OF
transferable only on the certifilate properly endorsed. This certificate and the shares represenyed hereby issued and shall l%e|held subject to all the provisions of the certificateir If the Corporation and and amendments thereto to all of whichthe holder of certificate by acceptance hereof asents. This Certificates is not valid unless countersigned registered by the Transfer.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
NATIONAL MEDICAL HEALTH CARD SYSTEM, INC,
CORPORATE SEAL
2001
Dated:
CORPORATE SECRETARY CHAIRMAN OF THE BOARD

The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class of stock of the Corporation authorized to be issued and the designation, relative rights, preferences, and limitations of each series of Preferred Shares so far as they have been fixed by the Board of Directors of the Corporation pursuant to authority heretofore granted to it.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: • •. ‘
TEN COM — as tenants in common UNIF GIFT MIN ACT- ...... Custodian TENENT — as tenants by the entireties (Cust) (Minor); JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (Stale) Additional abbreviations may also be used though not in the above list. • . PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
• * . »
Signature(s) Guaranteed:
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.